QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (No. 333-233426) of Aphria Inc. of our report dated July 31, 2019 relating to the consolidated financial statements, which is filed as an exhibit to Aphria Inc.'s Annual Report on Form 40-F. We also consent to the reference to us under the heading, "Interests of Experts' in the Short Form Base Shelf Prospectus which forms part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

November 22, 2019

QuickLinks

  Exhibit 5.1